            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

-----------------------------------------------------------  -----------------------------------------------------------
                                   GIVE THE                                                     GIVE THE EMPLOYER
                                   SOCIAL SECURITY                                              IDENTIFICATION
    FOR THIS TYPE OF ACCOUNT:      NUMBER OF --                  FOR THIS TYPE OF ACCOUNT:      NUMBER OF --

-----------------------------------------------------------  -----------------------------------------------------------
1. An individual's account         The individual            8. Sole proprietorship account     The owner (4)

2. Two or more individuals (joint  The actual owner of the   9. A valid trust, estate or        The legal entity (do not
   account)                        account or, if combined   pension trust                      furnish the identifying
                                   funds, any one of the                                        number of the personal
                                   individuals (1)                                              representative or
                                                                                                trustee unless the legal
                                                                                                entity itself is not
                                                                                                designated in the
                                                                                                account title) (5)

3. Husband and wife (joint         The actual owner of the   10. Corporate account              The corporation
   account)                        account or, if joint
                                   funds, either person (1)

4. Custodian account of a minor    The minor(2)              11. Religious, charitable,         The organization
    (Uniform Gift to Minors Act)                             educational or other tax-exempt
                                                                 organization account

5. Adult and minor (joint          The adult or, if the      12. Partnership account held in    The partnership
   account)                        minor is the only         the name of the business
                                   contributor, the minor
                                   (1)

6. Account in the name of          The ward, minor, or       13. Association, club, or other    The organization
   guardian or committee for a     incompetent person (3)    tax- exempt organization
    designated ward, minor, or
    incompetent person

7. a. The usual revocable savings  The grantor-trustee (1)   14. A broker or registered         The broker or nominee
    trust account (grantor is                                    nominee
    also trustee)

  b. So-called trust account that  The actual owner (1)      15. Account with the Department    The public entity
     is not a legal or valid                                 of Agriculture in the name of a
    trust under State law                                        public entity (such as a
                                                                 State or local government,
                                                                 school district, or prison)
                                                                 that receives agricultural
                                                                 program payments
------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a Social Security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your Social Security number or employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number (for business and all other entities), at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or an individual retirement plan, or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(F)(7).

    - The United States or any of its agencies or instrumentalities.

    - A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency, or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A registered dealer in securities or commodities registered in the U.S., the District of Columbia or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under Section 584(a) of the Code.

    - An exempt charitable remainder trust, or a non-exempt trust described in
      Section 4947(a)(1) of the Code.

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

    - Payments in partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount received is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    - Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals.

      NOTE: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

    - Payments of tax-exempt interest (including exempt-interest dividends under Section 852 of the Code).

    - Payments described in Section 6049(b)(5) of the Code to nonresident aliens.

    - Payments on tax-free covenant bonds under Section 1451 of the Code.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    - Mortgage interest paid by you.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER. IF YOU ARE A NONRESIDENT ALIEN OR A FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8 (CERTIFICATE OF FOREIGN STATUS).

Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Section 6041, 6041(A)(a), 6045, and 6050A of the Code and the regulations promulgated thereunder.

PRIVACY ACT NOTICE. -- Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                       FOR ADDITIONAL INFORMATION CONTACT
                             YOUR TAX CONSULTANT OR
                         THE INTERNAL REVENUE SERVICE.